Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-103219, 333-31002, 333-45221, 333-4300, 333-140715 and 333-199906 on Form S-8 of our reports dated September 6, 2018, relating to the consolidated financial statements of STRATTEC SECURITY CORPORATION, and the effectiveness of STRATTEC SECURITY CORPORATION’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of STRATTEC SECURITY CORPORATION for the year ended July 1, 2018.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
September 6, 2018